WILLIAM TIMMINS, P.ENG.
                           410 - 455 Granville Street
                          Vancouver, British Columbia,
                                 Canada, V6C 1T1



NORMARK  VENTURES  CORP.
Vancouver,  British  Columbia
Canada


                        CONSENT OF GEOLOGICAL CONSULTANT
                        --------------------------------



I hereby consent to the inclusion and reference of my report dated July 2000 entitled "Geological Report on the Wheaton River Property" in the Amendment No. 2 to Registration Statement on Form SB-2 of Normark Ventures Corp. to be filed with the United States Securities and Exchange Commission.




Dated  the  7th  day  of  May,  2002





/s/ William  G.  Timmins

William  G.  Timmins
Consulting  Geologist